                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting material Pursuant to Sec.240.141-11(C) or
     Sec.240.14a-12

                           INVITRO INTERNATIONAL
---------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                    N/A
----------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1),
     14a-6(I)(2) or Item 22(a)(2) of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

----------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:

----------------------------------------------------------------

5)    Total fee paid:

----------------------------------------------------------------

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

----------------------------------------------------------------

2)    Form, Schedule or Registration Statement No.:

----------------------------------------------------------------

3)    Filing Party:

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4)    Date Filed:

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
                           INVITRO INTERNATIONAL

                         NOTICE OF ANNUAL MEETING

                             JANUARY 31, 1997

Notice is hereby given that the Annual Meeting of Shareholders of INVITRO INTERNATIONAL, a California corporation (the "Company"), will be held at the principal office of the Company, 16632 Millikan Avenue, Irvine, California 92606, on Friday, January 31, 1997 at 10:00 A.M. local time. The Annual Meeting will be held for the following purposes, as more fully described in the attached Proxy Statement:

1.    To elect a Board of six (6) Directors ("Proposal 1").

      2. To consider and act upon a proposed amendment to the Company's articles of incorporation for the purpose of effecting a 1-for-10 reverse stock split with respect to its issued and outstanding Common Stock ("Proposal 2").

      3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on December 9, 1996 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy card and mail it as promptly as possible in the enclosed envelope to assure representation of your shares at the meeting.

                                 By Order of the Board of Directors,

                                 /s/ William M. Curtis
                                 WILLIAM M. CURTIS,
                                 Secretary

Irvine, California
December 30, 1996

                           InVitro International
                           16632 Millikan Avenue
                         Irvine, California  92606

                              PROXY STATEMENT
                          ----------------------
                      ANNUAL MEETING OF SHAREHOLDERS

                             JANUARY 31, 1997
                          ----------------------

                                  PROXIES

The enclosed proxy is solicited on behalf of the management and Board of Directors of INVITRO INTERNATIONAL, a California corporation (the "Company" or "InVitro"), for use at the Company's Annual Meeting of Shareholders and at any and all adjournments thereof. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked at any time prior to its exercise by delivering a written notice of revocation to the Secretary of the Company at its principal office address listed above, by a subsequent proxy executed by the person executing the prior proxy and presented to the Secretary of the Company, or by attendance at the meeting and voting in person by the person executing the proxy.

The cost of preparing, assembling and mailing this Notice of Annual Meeting and Proxy Statement and the enclosed proxy card will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith. This Proxy Statement was first mailed to the Company's shareholders on or about January 6, 1997.

A copy of the Company's 1996 Annual Report to Shareholders, which includes financial statements for its last fiscal year ended September 30, 1996, is being concurrently mailed on or about January 6, 1997 to each shareholder of record as of the close of business on December 9, 1996.

                             VOTING SECURITIES

The holders of record of the Company's common stock at the close of business on December 9, 1996, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had 14,028,300 shares of common stock ("Common Stock") outstanding as of December 9, 1996. Each share of Common Stock entitles the holder thereof to one vote on each matter to be acted upon at the meeting and, in the election of directors, shareholders may be allowed to cumulate votes in accordance with Section 708 of the California General Corporation Law. Abstentions and broker "non-votes" will be counted in determining the number of shares present for a quorum but will not be voted for election of directors or on other proposals and will have the same effect as abstentions.

The right to cumulate votes for a nominee will exist only if a candidate's name, other than the six nominees listed below, has been placed in nomination prior to the voting and any shareholder gives notice at the meeting prior to the voting of that shareholder's intention to cumulate his or her votes. In cumulative voting, each shareholder has the right to accumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares, or to distribute the votes on the same principle among as many nominees as he or she shall determine, and the nominees receiving the highest number of votes up to the number of directors to be elected shall be elected. In the event anyone other than the six nominees listed below shall be nominated for election as a director, the persons named in the proxy will have the authority, to be exercised in their discretion, to vote cumulatively for less than all the nominees.

The following table sets forth information (except as otherwise indicated by footnote) as to shares of Common Stock owned on December 9, 1996 by (i) each person known by management to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors, nominees for election as directors and the named executive officers in the Summary Compensation Table, and (iii) all executive officers, directors and nominees for election as directors as a group:

                                                                 Common Stock (2)
                                                               -----------------------
    Name or Group  (1)                                           Shares    % of Class
    -----------------------                                    ----------   ----------
    Directors, Nominees and Named Executive Officers:
        Dennis E. Chenoweth  (3) ..........................       40,000        0.3%
        William M. Curtis  (4) ............................      137,260        1.0%
        Irwin J. Gruverman  (5) ...........................      801,022        5.7%
        David A. Reed (6) .................................       25,000        0.2%
        Jeffrey A. Safchik  (7) ...........................      769,333        5.3%
        W. Richard Ulmer  (8) .............................      278,332        1.9%
        All officers and directors
           as a group [six persons]  (9) ..................    2,050,947       13.7%

-----------------
(1) The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise indicated in the following footnotes, the address of each person in the table is 16632 Millikan Avenue, Irvine, California 92606.
(2) Common Stock includes, where applicable, Common Stock beneficially owned and shares issuable upon exercise of stock options or warrants that were fully exercisable or exercisable within a period of 60 days from December 9, 1996 (the "Record Date").
(3) Includes stock options held by Dr. Chenoweth that were fully exercisable or exercisable within a period of 60 days from the Record Date covering 40,000 shares of Common Stock at an option price of $1.00 per share.
(4) Includes 108,927 shares owned by Mr. Curtis plus stock options held by Mr. Curtis that were fully exercisable as of the Record Date covering 28,333 shares of Common Stock at option prices ranging from $1.375 to $1.50 per share. Mr. Curtis' business address is 25241 Buckskin Drive, Laguna Hills, California 92653.
(5) Includes 210,676 shares owned by Mr. Gruverman and stock options held by Mr. Gruverman that were fully exercisable as of the Record Date covering 8,333 shares of Common Stock at an option price of $1.375 per share plus 582,013 shares owned by three investment limited partnerships for which Mr. Gruverman is the general partner. Mr. Gruverman has the power to vote and dispose of shares owned by the limited partnerships but disclaims beneficial ownership of shares held by limited partnerships in which he is a general partner. Mr. Gruverman's business address is 30 Ossipee Road, Newton, Massachusetts 02164.
(6) Includes stock options held by Mr. Reed that were fully exercisable as of the Record Date covering 25,000 shares of Common Stock at an option price of $1.00 per share. Mr. Reed's business address is 24681 La Plaza, Suite 240, Dana Point, California 92629.
(7) Includes stock options held by Mr. Safchik that were fully exercisable as of the Record Date covering 58,333 shares of Common Stock at option prices ranging from $1.375 to $2.00 per share, 211,000 shares beneficially owned by Greenstreet Partners, an affiliate of Mr. Safchik, and warrants that are fully exercisable as of the Record Date covering 500,000 shares of Common Stock exercisable at $1.75 per share held by Greenstreet Partners. Mr. Safchik disclaims beneficial ownership of shares and warrants held by Greenstreet Partners. Mr. Safchik's business address is 701 Brickell Avenue, Suite 2420, Miami, Florida 33131.
(8) Includes 5,000 shares owned by Mr. Ulmer plus stock options that were fully exercisable or exercisable within a period of 60 days from the Record Date covering 273,332 shares of Common Stock at option prices ranging from $1.00 to $1.75 per share.
(9)   Includes shares described in Notes 3 through 8 above.


                           ELECTION OF DIRECTORS

The six persons named below have been nominated by management for election as directors to serve until the next Annual Meeting of Shareholders to be held in 1998 and until their respective successors are elected and shall qualify. All nominees have served as directors of the Company since its last Annual Meeting of Shareholders except for David A. Reed who was first elected a director on August 5, 1996. Unless otherwise instructed, the enclosed proxy will be voted for election of the following nominees, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by management in the unanticipated event that any nominee is unable or declines to serve.

          Name of Nominee                   Age        Director Since
        ------------------------------      ---        ----------------
        W. Richard Ulmer                     54        November 1994
        Dennis E. Chenoweth                  52        August 1995
        Irwin J. Gruverman  (1)(2)(3)        63        March 1993
        David A. Reed                        63        August 1996
        Jeffrey A. Safchik   (2)(3)          45        February 1994
        William M. Curtis  (1)(2)(3)         56        September 1985

        -------------------------------------------------
        (1)   Member of Stock Option Committee.
        (2)   Member of Audit Committee.
        (3)   Member of Compensation Committee.

W. RICHARD ULMER has served as President, Chief Executive Officer and a director of the Company since November 15, 1994. Mr. Ulmer started his career in the health care and pharmaceutical industry at Merck, Sharp & Dome in 1964. For approximately 25 years from 1967 to 1992, he was employed by Allergan, Inc., an integrated specialty pharmaceutical and medical device company headquartered in Southern California. During that period Mr. Ulmer held various key management positions, including marketing and sales management positions from 1967 to 1977; Director of Sales and Marketing for Allergan International from 1977 to 1979; Vice President of U.S. Sales and Marketing from 1979 to 1981; Senior Vice President of U.S. Operations from 1981 to 1985; President of Allergan Pharmaceuticals from 1985 to 1988; President of Allergan Medical Optics -Surgical Products and Services Division from 1988 to 1990; and President of Herbert Laboratories (Allergan Herbert) from 1991 to 1992. Mr. Ulmer was self-employed as a consultant from 1992 to 1994 and served as President of Wilshire Transdermal, a subsidiary of Wilshire Technologies, from March 1994 to November 1994 where he was employed to develop a turnaround strategy. Mr. Ulmer received a B.A. degree in Economics from Brown University in 1964 and completed the Advanced Management Program at Harvard University in 1980.

DENNIS E. CHENOWETH was employed as Senior Vice President of
InVitro on February 21, 1995 and was elected a director of the Company on August 24, 1995. Following the completion of an analysis and reformatting of the Company's product lines for in vitro safety tests, Dr. Chenoweth's position with the Company was changed in October 1996 from a full-time employee to a part-time consultant by mutual agreement between the Company and Dr. Chenoweth. After receiving a Ph.D. degree in Biochemistry from Northwestern University in 1970 and an M.D. degree from the University of California, Irvine in 1975, he completed residency training in Pathology at the University of California, San Diego in 1977. Dr. Chenoweth began his scientific research career in 1978 as an Assistant Member at Scripps Clinic and Research Foundation. In 1981, he was appointed Associate Professor of the Pathology Department at the University of

California, San Diego. During his five years in that position from 1981 to 1986, he conducted medical research and taught at the medical school. Dr. Chenoweth joined the research staff at Baxter Healthcare in 1986. While at Baxter Healthcare, he was promoted to the position of Vice President of Research and Development in its Fenwal Division and also served as a scientific founder of its Immunotherapy Division located in Santa Ana, California. In 1994, Dr. Chenoweth relocated to Menlo Park, California, where he served both as President and Chief Operating Officer of Geneic Sciences, Inc. and as Senior Vice President of Operations for Titan Pharmaceuticals. He was the first President of Geneic Sciences, an early-stage biotechnology company that focused on the development of cell separation products for use in allogeneic transplantation procedures. Dr. Chenoweth received his MBA degree from Pepperdine University in 1995. He is the author of more than 100 peer-reviewed scientific publications and a member of numerous scientific societies.

IRWIN J. GRUVERMAN was elected a director of the Company on March
11, 1993 and Chairman of the Board on April 23, 1993. He founded and serves as Chairman, Chief Executive Officer and a director of Microfluidics International Corporation, a publicly-held supplier of innovative formulation equipment and methodology to the health care, food, cosmetics, home products and process industries. Prior to 1982, Mr. Gruverman was Executive Vice President of the New England Nuclear Division of E. I. DuPont & Company, with responsibility for health care activities, including immunodiagnostics and radiopharmaceuticals. He was responsible for the development and commercial success of Thallium-201, an imaging agent for diagnosis of heart disease. He has served since 1990 as the general partner of a series of limited partnerships jointly organized by Mr. Gruverman and Searle Venture Capital Co. under the name G & G Diagnostics to invest in medical diagnostic opportunities in North America and Europe. Mr. Gruverman is a licensed Professional Engineer and holds a B.S. degree in chemical engineering from The Cooper Union, New York, and a M.S. degree in Nuclear Engineering from Massachusetts Institute of Technology. He serves as a director of the following publicly-held companies in addition to the Company and Microfluidics International
Corporation: FiberChem, Inc. of Las Vegas, Nevada, a manufacturer of environmental test equipment; and Endogen, Inc., Woburn, Massachusetts, a supplier of specialty reagents and immunoassay test kits.

DAVID A. REED was elected a director of the Company on August 5, 1996. He has been primarily employed since 1995 as President of DAR Consulting Group, Dana Point, California, an independent consultant to the health care industry, and Mr. Reed also serves as a special advisor to the Health Care Practice Group of Deloitte & Touche LLP. Mr. Reed served from 1990 through December 1994 as President and Chief Executive Officer of St. Joseph Health System, Orange, California, a nonprofit public benefit corporation that owns and operates hospitals and other health care service entities. Prior to 1990, he was employed for 11 years by Samaritan Health Services in Phoenix, Arizona, completing that tenure as President of its multihospital system and foundation. Mr. Reed has also served as President of Lenox Hill Hospital, New York City, and as Administrator of the University of Cincinnati teaching hospital. He has previously been active in various state and metropolitan hospital associations, served as a board member of the Council of Teaching Hospitals of the Association of American Medical Colleges, and is a past Chairman of the Board and Speaker of the House of Delegates of the American Hospital Association. Mr. Reed serves as a director of Pacificare Health Systems, Inc., Cyress, California, a publicly-held company engaged in managed health care services for commercial, Medicare and Medicaid members and a leader in the management, development and marketing of diversified health maintenance organization products and related services. He holds an M.S. degree from the University of Pittsburgh Graduate School of Public Health Program in Medical and Hospital Administration.

JEFFREY A. SAFCHIK was elected a director of InVitro on March 9, 1994. Mr. Safchik has been employed since 1994 as Managing Director and Chief Financial Officer of Greenstreet Partners, a Florida based investment fund and management consulting firm. During the period from 1990 to 1993, he was involved with McCrory Corporation, initially as a consultant concerning various strategic planning matters and then as its Executive Vice President of Finance and Chief Financial Officer. Prior to Mr. Safchik's involvement with McCrory Corporation, he served as the Chief Financial Officer of a privately-held real estate company from 1986 to 1990. Mr. Safchik holds a Master's degree in taxation and is a certified public accountant.

WILLIAM M. CURTIS has served as an executive officer and director of the Company since its inception in 1985. Mr. Curtis has been principally engaged in a private law practice in Southern California since 1976 specializing in corporate, merger and acquisition, finance and securities matters. He was associated with the New York law firm of Willkie Farr & Gallagher from 1965 through 1970. Mr. Curtis served as a vice president, general counsel and a director from 1971 through 1975 of Plant Industries, a publicly-held packaging company, and as a director of Brennand-Paige Industries, Inc., a diversified publicly-held company, from 1971 until sale of that company in 1983. Mr. Curtis holds a law degree from Duke University.

There are no family relationships between any of the Company's directors and executive officers. All directors hold office until the next Annual Meeting of Shareholders and until their successors are elected. Officers serve at the discretion of the Board of Directors. The Board of Directors currently has three committees, the Stock Option Committee, the Audit Committee and the Compensation Committee.

The Stock Option Committee is responsible for granting options under the Company's employee stock option plans, establishing the terms and conditions of options granted under those plans, and administering employee stock options. Actions by the Stock Option Committee during the fiscal year ended September 30, 1996 were at one
meeting of the full Board of Directors.   Current members of the Stock
Option Committee include Messrs. Curtis and Gruverman.

The Audit Committee is responsible for meeting independently with representatives of InVitro's independent accountants and with representatives of senior management. The Audit Committee also is responsible for reviewing the general scope of the audit, the fees charged by independent accountants and matters relating to internal control systems. The Audit Committee met once during the fiscal year ended September 30, 1996 at a meeting of the full Board of Directors. Current members of the Audit Committee include Messrs. Curtis, Gruverman and Safchik.

The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for the Company's Chief Executive Officer and for reviewing management recommendations concerning compensation programs for other executive officers. The Compensation Committee met once during the fiscal year ended September 30, 1996 at a meeting of the full Board of Directors. Current members of the Compensation Committee include Messrs. Curtis, Gruverman and Safchik.

During the fiscal year ended September 30, 1996 the Board of Directors held six meetings. No incumbent director attended fewer than 75% of all meetings of the Board of Directors except that Mr. Safchik attended four of the six Board meetings during the fiscal year ended September 30, 1996.

                          EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION

The following Summary Compensation Table indicates the cash compensation paid by the Company as well as certain other compensation, paid or accrued for its fiscal years ended September 30, 1996, 1995 and 1994 to each of InVitro's Chief Executive Officer and other executive officers whose compensation exceeded $100,000 for the fiscal year ended September 30, 1996:

                                      Annual Compensation  (1)         Long Term Compensation
                                   ------------------------------  -------------------------------
                                                                           Awards          Payouts
                                                                   ----------------------  -------
                                                          Other    Restricted  Securities
                                                          Annual      Stock    Underlying   LTIP     All Other
   Name and              Fiscal     Salary      Bonus     Compen-     Awards    Options/   Payouts    Compen-
Principal Position       Year(2)    ($) (4)      ($)     sation($)     ($)       SARs(#)     ($)     sation($)
-----------------------  -------   ---------  ---------  ---------  ---------  ---------   -------   ---------
W. Richard Ulmer          1996      $139,518        -0-        (1)        -0-        -0-       -0-         -0-
  President & Chief       1995      $140,626        -0-        (1)        -0-    410,000       -0-         -0-
  Executive Officer (3)

Dennis E. Chenoweth       1996      $125,849        -0-        (1)        -0-        -0-       -0-         -0-
  Senior Vice             1995       $70,615    $25,000        (1)        -0-    210,000       -0-         -0-
  President (4)

-----------------------------------
(1) Total perquisites did not exceed the lesser of $50,000 or 10% of the executive's annual salary and bonus.
(2)   Information set forth in the table represents data for the fiscal
      years ended September 30, 1996 ("1996") and 1995 ("1995").   No
      person listed in the table was employed by the Company during the fiscal year ended September 30, 1994.
(3) Mr. Ulmer was first elected President and Chief Executive Officer of the Company on November 15, 1994.
(4) Dr. Chenoweth was first employed by the Company on February 21, 1995. Following the completion of an analysis and reformatting of the Company's product lines for in vitro safety tests, Dr. Chenoweth's position with the Company was changed in October 1996 from a full-time employee to a part-time consultant by mutual agreement between the Company and Dr. Chenoweth.


STOCK OPTIONS

The following tables summarize stock option activity during the fiscal year ended September 30, 1996 for each of the named officers shown in the table under "Summary Executive Compensation" above:

                              Option/SAR Grants in Last Fiscal Year Ended September 30, 1996
                        ----------------------------------------------------------------------------
                                                                             Potential Realizable
                                                                                Value at Assumed
                         Number of    % of Total                              Annual Rates of Stock
                        Securities   Options/SARs                              Price Appreciation
                        Underlying    Granted to   Exercise or                  for Option Term
                       Options/SARs  Employees in  Base Price   Expiration  ------------------------
      Name              Granted (#)  Fiscal Year     ($/sh)        Date        5% ($)      10% ($)
---------------------   -----------  -----------  -----------  -----------  -----------  -----------
W. Richard Ulmer               -0-           n/a          n/a          n/a          n/a          n/a
Dennis E. Chenoweth            -0-           n/a          n/a          n/a          n/a          n/a

                   Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                   -----------------------------------------------------------------------------------------
                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised          In-the-Money
                                                              Options/SARs at            Options/SARs at
                                                         at Fiscal Year-End (#)(1)  at Fiscal Year-End
($)(2)
                        Shares Acquired     Value        -------------------------
-------------------------
      Name                on Exercise (#)  Realized ($)  Exercisable/Unexercisable
Exercisable/Unexercisable
----------------------    ---------------  ------------  ---------- --------------  -----------
-------------
W. Richard Ulmer                     -0-            n/a  190,000    /  220,000          -0-    /         -0-
Dennis E. Chenoweth                  -0-            n/a   90,000 (3)/  120,000 (3)      -0-    /         -0-

-------------------------------------
(1) All options listed in the table are exercisable at option prices equal to fair market value on the date of grant.
(2) No unexercised options were in-the-money at September 30, 1996 based upon the fair market value for the common stock on that date of $9/16 per share.
(3) Options covering 150,000 shares listed in the table were cancelled in October 1996 due to a change in Dr. Chenoweth's employment status. As of December 31, 1996, Dr. Chenoweth held options to purchase 60,000 shares exercisable at $1.00 per share of which options for 40,000 shares were exercisable.

                             Long-Term Incentive Plans --  Awards in Last Fiscal Year (1)
                          ------------------------------------------------------------------
                                          Performance
                             Number of      or Other
                          Shares, Units   Period Until
                              or Other     Maturation
      Name                     Rights      or Payout     Threshold      Target      Maximum
----------------------    -------------  -------------  -----------  -----------  -----------
W. Richard Ulmer                   -0-         n/a (1)         n/a          n/a          n/a
Dennis E. Chenoweth                -0-         n/a (1)         n/a          n/a          n/a

-----------------------------------
(1) The Company does not have any compensation plans involving stock appreciation rights or long-term incentive or deferred pension or profit-sharing plans.

COMPENSATION OF DIRECTORS

Directors do not receive cash compensation for their services on the Company's Board of Directors except for reimbursement of travel expenses.

Pursuant to the 1996 Stock Option Plan for Non-Employee Directors
(the "Director Plan"), on the first business day of each fiscal year each non-employee director is automatically granted, without further action by the Board, a stock option to purchase 25,000 shares of the Company's Common Stock. The exercise price per share of all options granted under the Director Plan is equal to 100% of the fair market value of the Common Stock on the date of grant, but in no event less than $1.00 per share. Options granted under the Director Plan are exercisable as to one-third of the shares subject to such options on the first anniversary of the date of grant and as to an additional one-third of the shares subject to the option on each successive anniversary of the date of grant, provided the optionee has continuously served as a member of the Board of Directors through such date. Each option expires ten years after date of grant. During the fiscal year ended September 30, 1996, options covering a total of 75,000 shares were granted on October 2, 1995 to three directors exercisable at an option price of $1.375 per share under the Director Plan.

David A. Reed received a stock option covering 25,000 shares of Common Stock under the Company's 1992 Stock Option Plan at the date of his election as a director on August 5, 1996. This option is fully exercisable for a term of five years from the date of grant at an option price of $1.00 per share. The closing price of the Company's Common Stock on August 5, 1996 was $0.6875 per share.

The Company's Bylaws permit compensation of directors, and the Board reserves the right to change its policy as to compensation of directors from time to time.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has a written employment agreement with W. Richard
Ulmer, its President and Chief Executive Officer.

The employment agreement with Mr. Ulmer executed in November 1995 provides for an annual base salary of $160,000. Effective October 1, 1995, Mr. Ulmer's base annual salary was reduced at his request to $140,000 in consideration of additional stock options granted to Mr. Ulmer on September 1, 1995 covering 160,000 shares exercisable at $1.00 per share vesting one-third annually from date of grant. At the time of his employment, Mr. Ulmer received a stock option covering 250,000 shares of the Company's common stock under the Company's 1992 Stock Option Plan exercisable at $1.75 per share, the fair market value on date of grant on November 7, 1994. Exercisability of that stock option vests one-third each year commencing on the first anniversary date of his employment. See "Stock Options" above. Additional stock options covering 250,000 shares and fully vested on date of grant will be granted to Mr. Ulmer and will be exercisable at fair market value on date of grant if the Company attains three consecutive fiscal quarters of positive earnings from operations, as defined in the agreement, at any time through September 30, 1997. Mr. Ulmer's employment agreement further provides he is entitled to severance pay if his employment is involuntarily terminated, other than for cause, equal to 12 months base salary.

The employment agreement described contains inventions assignment and confidentiality provisions in favor of the Company and requires the executive officer to devote his full business time to the activities of the Company.


STOCK OPTION PLANS

The Company provides a long-term incentives tied to performance of its Common Stock through stock option plans. Plans in which employees are eligible to participate are structured to allow a Stock Option Committee and the Board of Directors discretion in creating equity incentives for employees, officers, directors and consultants which assist the Company in motivating and retaining the appropriate talent needed to conduct its business.

Options to purchase the Company's Common Stock have been granted and are currently outstanding under the Company's 1988, 1991 and 1992 stock option plans (the "1988 Plan," "1991 Plan," and "1992 Plan", respectively) and the 1996 Stock Option Plan for Non-Employee Directors ("Director Plan"), collectively referred to as the "Option Plans". Each of the Option Plans were adopted by the Board and approved by shareholders. All options outstanding to date under the Option Plans were granted at not less than 100% of market price for the Common Stock on the date of grant.

All employees, officers and directors are eligible for grants under the 1988, 1991 and 1992 Plans and non-employee directors are eligible for grants under the Director Plan. The Company to date has generally limited the grant of options under its Option Plans so that at no time will there be outstanding options in the aggregate that would cover shares numbering in excess of 10% of the number of shares of Common Stock issued and outstanding, subject to discretionary adjustment by the Board of Directors for unusual circumstances.
Shares subject to options outstanding and unexercised at September 30, 1996 under all the Option Plans represented approximately 7.7% of the total Common Stock then outstanding. If any option granted under the Option Plans expires or terminates without having been exercised in full, the shares covered by the unexercised portion of the option may be used again for new grants under the plans.

The 1988, 1991 and 1992 Option Plans provide for the granting of incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price of all incentive stock options for Common Stock granted under the Option Plans must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option must be not less than 110% of fair market value on the date of grant. In addition, the 1991 and 1992 Plans provide that options granted thereunder may be either incentive stock options or, at the discretion of the Company, stock options which do not qualify as incentive stock options under the Code. To date, all options granted under the 1988, 1991 and 1992 Plans are intended as incentive stock options, except for options covering approximately 78,571 shares under the 1992 Plan. Options granted under the Director Plan are not intended to qualify as incentive stock options under the Code.

The maximum term for each option under the Option Plans is 10 years. To date, options under the Director Plan have a term of ten years and no option granted under the 1988, 1991 or 1992 Plans has a term in excess of five years.

In the event of termination of employment, options under the 1988, 1991 or 1992 Plans will terminate and may be exercised during a three month period after termination to the extent the option was exercisable on the date of termination, but in no event after the date the option would have expired in the absence of termination of employment. In the event termination of employment was caused by death or permanent disability, the period of exercisability is extended under the 1988, 1991 or 1992 Plans to one year after the date of termination, but in no event after the date the option would have expired in the absence of termination of employment.

If a participating director in the Director Plan terminates service on the Board as the result of disability or mandatory retirement pursuant to Board policy, previously granted options will continue to become exercisable in accordance with their terms (one-third of the option may be exercised after the first, second and third anniversary of the date of grant) but must be exercised within five years of such termination and in any event within 10 years of grant. In the event of the death of the holder of any unexercised option under the Director Plan either while serving on the Board or within five years after termination as the result of disability or mandatory retirement, all of the holder's outstanding options will become immediately exercisable by his or her legal representative. If death occurs while the holder is a director, unexercised options must be exercised within five years of death. If death occurs after retirement, such options must be exercised within two years of death or five years after retirement, whichever is later. If a participating director terminates service on the Board for any reason other than retirement, disability or death, his or her outstanding options may be exercised only to the extent that they were exercisable at the time of such termination and expire three months after such termination.

No option granted under the Option Plans may be transferred by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the
optionee only by such optionee.   Adjustments will be made in the
number and kind of shares subject to the Option Plans and outstanding options, and in the option price of outstanding options, in the event of any change in the Company's outstanding shares by reason of any stock split or stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

1988 PLAN.   The 1988 Plan was adopted and approved by
shareholders on July 28, 1988, and no options under the 1988 Plan may be granted after July 28, 1998. The 1988 Plan covers options for up to 150,000 shares of Common Stock. At September 30, 1996, options to purchase 140,600 shares had been exercised under the 1988 Plan, unexercised options were outstanding to purchase 4,000 shares of Common Stock (all of which are exercisable in the fiscal year ending September 30, 1997) at an average exercise price of $1.00 per share, and up to 5,400 shares were available for future grants of options under the 1988 Plan. As of September 30, 1996, no options exercisable under the 1988 Plan were held by executive officers of InVitro.

1991 PLAN.   The 1991 Plan was adopted on May 16, 1991 and
approved by shareholders on March 27, 1992, covering up to 300,000 shares of Common Stock. At September 30, 1996, options to purchase 79,583 shares had been exercised under the 1991 Plan, unexercised options were outstanding to purchase 201,000 shares of Common Stock (all of which are exercisable in the fiscal year ending September 30, 1997) at an average exercise price of $1.08 per share, and up to 19,417 shares were available for future grants of options under the 1991 Plan. As of September 30, 1996, options covering a total of 160,000 shares exercisable at an average price of $1.00 per share were held by one executive officer of the Company under the 1991 Plan.

1992 PLAN.   The 1992 Plan was adopted on October 16, 1992 and
approved by shareholders on April 23, 1993, covering up to 1,000,000 shares of Common Stock. At September 30, 1996, options to purchase 46,225 shares had been exercised under the 1992 Plan, unexercised options were outstanding to purchase 799,900 shares of Common Stock (of which 646,232 shares are exercisable in the fiscal year ending September 30, 1997) at an average exercise price of $1.46 per share, and up to 153,875 shares were available for future grants of options under the 1992 Plan. As of September 30, 1996, options covering a total of 480,000 shares exercisable at an average price of $1.41 per share were held by three executive officers of the Company under the 1992 Plan.

DIRECTOR PLAN.    The Director Plan was adopted on August 24,
1995 and approved by shareholders on January 26, 1996, covering up to 500,000 shares of Common Stock. At September 30, 1996, no options to purchase shares had been exercised under the Director Plan, unexercised options were outstanding to purchase 75,000 shares of Common Stock (of which 25,000 shares are exercisable in the fiscal year ending September 30, 1997) at an average exercise price of $1.35 per share, and up to 425,000 shares were available for future automatic grants of options under the Director Plan. On October 1, 1996, the first business day of the fiscal year ending September 30, 1996, options covering a total of 100,000 shares were granted automatically under the Director Plan to four directors exercisable at
an option price of $1.00 per share.   See "Compensation of Directors"
above.


401(k) SAVINGS AND INVESTMENT PLAN

In 1991, the Board of Directors adopted the InVitro International 401(k) Retirement Plan (the "401(k) Plan") pursuant to which employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All qualifying employees are eligible for the 401(k) Plan and may contribute to their accounts, subject to certain limitations set forth in the Code, up to 20% of their compensation, as defined in the Plan. The Company does not make any contributions to the Plan. The amount of deferred compensation is not taxed to the employee until distributions upon retirement, death, disability or termination of employment with the Company. Amounts in each participant's account are invested at the discretion of the participant among several investment alternatives.

Except as described above, the Company has no pension, retirement, annuity, savings or similar benefit plan which provides compensation to its executive officers or directors.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, responses from the Company's executive officers and directors in reply to monthly questionnaires, and information involving securities transactions of which the Company is aware, the Company believes that during the fiscal year ended September 30, 1996 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial shareholders were complied with.


        PROPOSAL 2 -- AUTHORIZATION OF 1-FOR-10 REVERSE STOCK SPLIT

CONSIDERATIONS AS TO THE PROPOSED AMENDMENT

The Company's Board of Directors believes it is advisable for the issued and outstanding shares of the Company's Common Stock to be recapitalized, by means of a 1-for-10 reverse stock split, into a lesser number of shares of Common Stock issued and outstanding (the "Reverse Stock Split").

As of December 31, 1996, there were 14,028,300 shares of Common
Stock issued and outstanding. In addition, the Company has reserved an aggregate of 2,114,641 shares of its Common Stock for possible future issuance pursuant to outstanding stock options and warrants described in the table below. In the event the Reverse Stock Split is approved, the following table indicates the shares of Common Stock that would be outstanding and reserved for outstanding options and warrants after giving effect to the 1-for-10 Reverse Stock Split:

                                                               After Proposed 1-for-10
Common Stock:                                    Pre-Split     Reverse Stock Split (1)  Footnotes
--------------------------------                 ----------    -----------------------  ---------
Outstanding at December 31, 1996 ...........     14,028,300           1,402,830
Common Stock reserved for:
  Outstanding stock options:
    1988 Stock Option Plan ..................         4,000                 400            (2)
    1991 Stock Option Plan ..................       211,000              21,100            (3)
    1992 Stock Option Plan ..................       649,900              64,990            (4)
    1996 Non-Employee Directors
      Stock Option Plan .....................       175,000              17,500            (5)
  Outstanding common stock purchase warrants:
    Series B expiring May 28, 1997 ..........       270,000              27,000            (6)
    Series C expiring February 16, 1998 .....       229,741              22,975            (7)
    Series D expiring January 31, 1999 ......       250,000              25,000            (8)
    Series E expiring January 31, 1999 ......       250,000              25,000            (8)
    Series F expiring March 31, 1999 ........        75,000               7,500            (9)
                                                 ----------           ---------
           Totals ...........................    16,142,941           1,614,295
                                                 ==========           =========

---------------------------
(1) Fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest full share. Accordingly, amounts in the above table may be increased by nominal amounts for rounding up of fractional interests.
(2) Options currently outstanding at $1.00 per share; option exercise prices will be adjusted to $10.00 per share if the Reverse Stock Split is approved.
(3) Options currently outstanding ranging from $1.00 to $1.875 per share; option exercise prices will be adjusted to range from $10.00 to $18.75 per share if the Reverse Stock Split is approved.
(4) Options currently outstanding ranging from $1.00 to $5.00 per share; option exercise prices will be adjusted to range from $10.00 to $50.00 per share if the Reverse Stock Split is approved.
(5) Options currently outstanding ranging from $1.00 to $1.375 per share; option exercise prices will be adjusted to range from $10.00 to $13.75 per share if the Reverse Stock Split is approved.
(6) Series B warrants are currently exercisable at $3.50 per share; the warrant exercise price will be adjusted to $35.00 per share if the Reverse Stock Split is approved.
(7) Series C warrants are currently exercisable at $4.00 per share; the warrant exercise price will be adjusted to $40.00 per share if the Reverse Stock Split is approved.
(8) Series D and Series E warrants are currently exercisable at $1.75 per share; the warrant exercise price will be adjusted to $17.50 per share if the Reverse Stock Split is approved.
(9) Series F warrants are currently exercisable at $1.25 per share; the warrant exercise price will be adjusted to $12.50 per share if the Reverse Stock Split is approved.

The proposed 1-for-10 Reverse Stock Split is deemed advisable to increase the per share price of the Company's Common Stock and decrease the number of securities outstanding, with a view to placing the Company in a better position to maintain the listing of its Common Stock on The Nasdaq SmallCap Market. To remain eligible for continued listing on The Nasdaq SmallCap Market under current requirements, the Company's Common Stock must maintain a minimum bid price of $1.00 or, as an alternative if the bid price is less than $1.00, maintain capital and surplus of $2,000,000 and a market value of the public float of $1,000,000. However, the Nasdaq Stock Market recently announced proposed rule changes that would, among other proposed changes, eliminate the alternative test and require removal of listed status for any security trading at less than a minimum bid price of $1.00 per share. Bid prices for the Company's Common Stock have been consistently less than $1.00 per share throughout the period from July 23, 1996 through December 27, 1996.
As of December 27, 1996, the closing bid price for the Company's Common Stock as quoted by The Nasdaq SamllCap Market was $ 7/32 per share.

The Board also believes that a higher market price per share may enable the Company to better avail itself of equity financing or acquisition opportunities in the future. There can be no assurance, notwithstanding the Reverse Stock Split, that the Company's Common Stock will remain qualified for listing on The Nasdaq SmallCap Market or on another securities exchange.

One disadvantage of a Reverse Stock Split is that certain holders of the Company's Common Stock currently holding so-called "round lots" (i.e., 100 shares or an even multiple of 100 shares) may no longer own round lots and may incur higher commissions on the sale of their shares which are typically charged for odd lot transactions. Other possible disadvantages include the prospect that the overall value of shares affected by a Reverse Stock Split may decline notwithstanding the fact that the percentage ownership of each Common Stock shareholder in the equity of the Company will not change.

After considering all of the above factors, the Board of Directors has recommended that stockholders adopt Proposal 2 which would approve an amendment to the Company's articles of incorporation for the purpose of effecting a 1-for-10 Reverse Stock Split with respect to its issued and outstanding Common Stock.


PROPOSED AMENDMENT; CONVERSION OF SHARES

If Proposal 2 to approve a 1-for-10 Reverse Stock Split is adopted, an amendment to the articles of incorporation would reduce the authorized number of shares of Common Stock from 40 million to 4 million shares. In addition, the following sentences will be added to the first paragraph of Article III to the Company's articles of incorporation:

      "Each share of the corporation's Common Stock issued and outstanding as of the close of business on [date to be determined], 1997 shall be automatically converted into one-tenth (1/10th) of one share of the Common Stock of the Corporation. Any fractional share that would otherwise exist as a result of such conversion shall be rounded up to the nearest full share."

Based upon the 14,028,300 shares of Common Stock issued and outstanding as of December 27, 1996, after the Effective Date the Company would have approximately 1,402,830 shares of Common Stock issued and outstanding without giving effect to shares reserved for issuance as described in the table above.

If Proposal 2 is approved, the 1-for-10 Reverse Stock Split will become effective at the close of business on a date selected by the Company's management (the "Effective Date"). On the Effective Date, the Reverse Stock Split will result in one share of Common Stock, without par value, being outstanding for each ten (10) issued and outstanding shares of Common Stock, without par value. Outstanding shares will be automatically converted without any action on the part of shareholders of the Company and without regard to the date or dates certificates representing shares of Common Stock are, at the option of shareholders, physically surrendered for transfer or exchange.

Any fractional share which might result from the Reverse Stock
Split will be rounded up to a full share.

Each existing certificate representing shares of the Company's
Common Stock will, until surrendered or exchanged as described below, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of the Company's Common Stock as appropriately adjusted for the Reverse Stock Split and if transferred or sold, will automatically be reissued in the transferee's name in the new post-split number of shares. Further, any rights to acquire Common Stock under outstanding options and warrants as of the Effective Date will be subject to automatic adjustment to reflect the 1-for-10 reverse split of the Common Stock.

Shareholders need not contact the Company or its transfer agent as a result of the Reverse Stock Split. Upon the Effective Date of the Reverse Stock Split, the Company's transfer agent will mail transmittal forms to all holders of record of the Common Stock in the event shareholders desire to request issuance of a new certificate. The Company's transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, telephone number
(718) 921-8200, will effect the exchange of certificates after the Effective Date.

{Bold} The Board of Directors unanimously approved the adoption of Proposal 2 for the Reverse Stock Split as of December 9, 1996, and recommends that shareholders vote FOR the adoption of Proposal 2. An affirmative vote by the holders of a majority of the voting rights represented by shares of Common Stock entitled to vote at the Meeting is required for approval of Proposal 3. Unless indicated to the contrary, the enclosed proxy will be voted FOR adoption of Proposal 2. {/Bold}


                    COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph sets forth the change in the Company's
cumulative shareholder return on its Common Stock at the end of each
of the last five fiscal years.   The graph is based upon the market
price for InVitro's Common Stock compared with the cumulative total returns of (i) the NASDAQ Composite Index and (ii) an index of a group of peer companies in the biotechnology field with similar market capitalizations selected by the Company, consisting of Biocircuits Corp., Gamma Biologicals Inc., Gull Laboratories Inc., Incstar Corp., Meridian Diagnostics Inc. and Synbiotics Corp.



{GRAPH INSERTED HERE}


              9/30/91    9/30/92    9/30/93    9/30/94    9/30/95    9/30/96
              -------    -------    -------    -------    -------    -------
  InVitro      100.00      31.42     360.45      54.56      39.68      14.88
  NASDAQ
  Composite    100.00     110.70     144.77     145.06     198.06     232.87
  Peer Group   100.00     116.79     104.06      78.90     120.24     154.70

(1) The changes in the above graph are based upon the assumption that $100 had been invested in InVitro Common Stock, in the NASDAQ Composite Index and in the peer group index on September 30, 1991. The total cumulative dollar returns on the graph represent the value that such investments would have had at each of the dates indicated assuming, where applicable, reinvestment of dividends.

(2) Prices of InVitro Common Stock reflected in the above table include the $3.78 on September 30, 1991, $1 3/16 on September 30, 1992, $13 5/8 on September 30, 1993, $2 1/16 on September 30,
      1994, $1 1/2 on September 29, 1995 and $ 9/16 on September 30,
      1996.

                           CERTAIN TRANSACTIONS

AGREEMENT WITH MIRAGEN INC.

The Company entered into a Distributorship Agreement on March 11,
1996 to market the Guardian-DNA identification system developed and supplied by Miragen Inc. ("Miragen"), of Irvine, California. The Company believes that Guardian DNA is an effective, long-term identification system that overcomes limitations inherent in traditional fingerprint and photograph identification methods, as well as providing additional instructional information and materials for parents relating to child safety.

The Company holds exclusive rights to market and distribute
Guardian DNA products to birthing centers, hospitals and other institutional obstetric markets such as pediatricians and obstetricians, in the U.S. and abroad for an initial three year term, renewable annually thereafter. To maintain exclusive marketing rights under the Distributorship Agreement, the Company is required to attain minimum purchase quotas in various periods during the term of the Distributorship Agreement, ranging from at least 20,000 units in the first year and at least 36,000 units in the second year of the agreement. Minimum purchase quotas for the third year of the agreement will be determined by mutual agreement approximately 120 days before that period commences. The failure to attain minimum purchase quotas for two consecutive months or in any three months during a period of twelve consecutive months will provide Miragen with rights of either terminating the Distributorship Agreement or converting thhe Company's marketing rights to a non-exclusive basis unless the Company could negotiate reductions in minimum purchase quotas, as to which there is no assurance.

Two of the Company's officers, directors and shareholders, Messrs. Irwin J. Gruverman and William M. Curtis, are also officers, directors and shareholders of Miragen Inc., which was founded in March 1993. Messrs. Gruverman and Curtis both abstained from participating in the negotiation of the Company's Distributorship Agreement with Miragen Inc. The Board of Directors believes that the terms of its Distributorship Agreement with Miragen are no less favorable to InVitro than could have been obtained from an independent third party, and the Distributorship Agreement has been approved by all disinterested members of the Company's Board of Directors.

OTHER

William M. Curtis, a director and corporate Secretary of the Company, renders corporate legal services to the Company. During the fiscal year ended September 30, 1996, legal fees accrued by the Company for legal services rendered by Mr. Curtis were $25,000.


                                  GENERAL

INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen, L.L.P. acted as the Company's independent public accountants for the fiscal years ending September 30, 1996 and 1995. McGladrey & Pullen, L.L.P. has advised the Company it had no direct or indirect financial interest in the Company during the time it has acted as independent auditor for the Company. The Company expects that a representative of McGladrey & Pullen, L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the 1998 Annual Meeting of Shareholders, and which such shareholder may wish to have included in the Company's proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Company at its principal office not later than September 30, 1997. It is suggested any such proposal be submitted by certified mail - return receipt requested.

ANNUAL REPORT ON FORM 10-KSB

A copy of InVitro's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, without exhibits, as filed with the Securities and Exchange Commission ("Commission"), is included in the Annual Report mailed with this Proxy Statement and is otherwise available to shareholders without charge upon written request addressed to Cheryl Daniel, InVitro International, 16632 Millikan Avenue, Irvine, California 92606. Reports, proxy statements and other information filed by the Company with the Commission subsequent to May 6, 1996 are also available through the Commission's EDGAR Database of Corporate Information which can be accessed on the Internet at the Commission's URL address, http://www.sec.gov/edgarhp.htm


OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies, in the form enclosed and properly signed, in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.


                                  By Order of the Board of Directors,


                                  /s/ William M. Curtis
                                  WILLIAM M. CURTIS, Secretary

Irvine, California
December 30, 1996

                           INVITRO INTERNATIONAL
                      ANNUAL MEETING OF SHAREHOLDERS
                             JANUARY 31, 1997

        This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of INVITRO INTERNATIONAL hereby appoints IRWIN J. GRUVERMAN, W. RICHARD ULMER and WILLIAM M. CURTIS, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on January 31, 1997, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present, for the following purposes:


              (Continued and to be signed on the other side)

[X]  Please mark your
     votes as in this
     example.

1.                  FOR          WITHHELD        2.        FOR      AGAINST   WITHHELD
     Election of    [ ]          [ ]                       [ ]      [ ]       [ ]
     Directors
                                                 A proposal authorizing an amendment to the Company's
articles
     Nominees:      DENNIS E. CHENOWETH,         of incorporation to effect a 1-for-10 reverse stock split
as
                    WILLIAM M. CURTIS,           to the outstanding Common Stock.
                    IRWIN J. GRUVERMAN,
                    DAVID A. REED,               3.        [ ]      [ ]       [ ]
                    JEFFREY A. SAFCHIK and
                    W. RICHARD ULMER             Considering and acting upon any other matter which may
properly
                                                 come before the meeting or any adjournment thereof.
FOR, except vote withheld from
the following nominee(s):

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                                 This Proxy when properly executed will
                                 be voted in the manner directed herein
                                 by the undersigned shareholder.  If no
                                 direction is made, this proxy will be
                                 voted "FOR" the election of the
                                 director nominees listed, "FOR" the
                                 approval of Proposal 2, and in
                                 accordance with the best judgment of
                                 the proxies on any other matters which
                                 may properly come before the meeting.
                                 If cumulative voting procedures are
                                 invoked at the meeting, and this proxy
                                 card indicates "FOR" or gives no
                                 direction on Proposal 1, the
                                 designated proxies are authorized to
                                 distribute the votes represented by
                                 this proxy in their discretion so as
                                 to elect the maximum number of
                                 management nominees which may be
                                 elected by cumulative voting.

                                 The undersigned acknowledges receipt
                                 of the Notice of Annual Meeting and
                                 Proxy Statement dated December 30,
                                 1996.

                                 PLEASE MARK, SIGN, DATE AND MAIL THIS
                                 PROXY IN THE ENVELOPE PROVIDED


SIGNATURE(S) _______________________________  DATE
____________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.